Exhibit 99.1

Entrepreneur Universe Bright Group Reports Second Quarter 2026 Financial Results

XI’AN, China, August 13, 2026 /PRNewswire/ -- Entrepreneur Universe Bright Group (“EUBG” or the “Company”), a Nevada corporation, reported its unaudited financial results for the period ended June 30, 2026.

Second Quarter 2026 Financial Highlights

-	Revenue: $746,113 for the three months ended June 30, 2026, compared to $1,143,106 during the same period of 2025.

-	Net Loss: $34,495 for the three months ended June 30, 2026, compared to net income of $422,852 during the same period of 2025.

-	Total Comprehensive Income: $23,552 for three months ended June 30, 2026, compared to $424,033 for the prior-year period.

-	Cash Position: Cash and cash equivalents were approximately $10.67 million as of June 30, 2026.

Business Overview

EUBG provides digital marketing consultancy services through its wholly-owned PRC subsidiary. The Company focuses on delivering marketing consulting and related services to enterprises in China, supporting brand development and customer acquisition through online and integrated service solutions.

During the second quarter of 2026, the Company continued to optimize its service structure and develop selected business initiatives. The Company launched a new digital marketing service to prepare and publish digital marketing materials on behalf of clients across various digital platforms. In addition, Heng Ying International Investment Limited, the Company’s wholly-owned Hong Kong subsidiary, successfully completed the routine renewal of its Money Lenders License in June 2026 and has progressively commenced business operations.

Strategic Outlook

EUBG continues to focus on strengthening its consulting capabilities, improving operational efficiency, and enhancing long-term competitiveness.

The Company is also continuing to evaluate and develop strategic expansion opportunities, including selected fintech-related initiatives through its Hong Kong subsidiary, Heng Ying International Investment Limited.

In addition, on February 25, 2026, the Company effected a 1-for-10 reverse stock split, further aligning its capital structure with long-term strategic objectives.

Management Commentary

Mr. Guolin Tao, CEO of EUBG, stated:

“Our second quarter results reflected contracting demand in certain service lines, and ongoing strategic adjustments. At the same time, we continued to maintain a strong cash position while advancing new business initiatives.

Looking ahead, we will continue enhancing our consulting and digital marketing capabilities while prudently developing new business opportunities.”

About Entrepreneur Universe Bright Group

Entrepreneur Universe Bright Group is a Nevada holding company that conducts its operations through its wholly-owned subsidiaries in Hong Kong and mainland China. The Company primarily engages in consulting and marketing services in China with support from its Hong Kong subsidiaries.

For more information, please visit: www.eubggroup.com

Investor Relations Contact

Company Name: Entrepreneur Universe Bright Group
Phone: +86-029-86100263
Website: www.eubggroup.com

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; future business development; financial condition and results of operations; product and service demand and acceptance; competition and pricing pressures; changes in technology; government regulations; fluctuations in economic and business conditions in China; and assumptions underlying or related to any of the foregoing and other risks contained in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.